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                                                                      EXHIBIT 16

                        [LETTERHEAD OF GRANT THORNTON]

June 7, 2000                                                       26-17092

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC
USA 20549

Dear Sir or Madam:

Re:  Poker.com, Inc.
--------------------

We are in agreement with the statements made in the Registration Statement of Poker.com, Inc. concerning the change of accountants.

Yours truly,

GRANT THORNTON LLP

/s/ Gerry Leonard

Gerry Leonard, CA
Partner

/mj